Exhibit 10.10

MacroGenics, Inc.

Second Amendment to Lease Agreement

This Second Amendment to the Lease Agreement (“AMENDMENT”) is made and entered into this 6th day of November 2014, by and between RED GATE III LLC (“LANDLORD”) and MACROGENICS, INC. (“TENANT”).

WITNESSETH:

Whereas, the LANDLORD and TENANT entered into a certain lease dated May 31, 2011, as amended by First Amendment dated March 26, 2013 (“LEASE”), covering 46,267 square feet of space located in 9640 Medical Center Drive, Rockville, Maryland.

Now, therefore, the parties hereto, intending to be legally bound, do covenant and agree as follows:

1.	In the event a lease is executed at 9620 Medical Center Drive, Rockville, Maryland between LANDLORD and TENANT (“SECOND LEASE”), the term of the LEASE shall expire or terminate upon the applicable expiration or termination of the SECOND LEASE. The parties anticipate the expiration of the SECOND LEASE to occur on January 31, 2020.

Ratification of LEASE: Except as expressly modified or amended by this AMENDMENT, all terms, covenants and conditions of the LEASE shall remain the same.

In witness whereof, LANDLORD and TENANT have caused this AMENDMENT to be executed as of this 6th day of November 2014, and do hereby declare this AMENDMENT to be binding on them, their respective successors and assigns.

WITNESS:	LANDLORD:

RED GATE III LLC

/s/ William M. Rickman
By: William M. Rickman

WITNESS:	TENANT:

MACROGENICS, INC.

/s/ Scott Koenig M.D., PhD
By: Scott Koenig